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                                                                   EXHIBIT 23(a)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 5, 1999 included in Lakes Gaming, Inc. Form 10-K for the fiscal year ended January 3, 1999 and to all references to our Firm included in this registration statement.


                             /s/ Arthur Andersen LLP


Minneapolis, Minnesota
April 26, 1999